UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 Other Events

Item 8.01.	Other Events.

On June 27, 2024, The GEO Group, Inc. (“GEO” or the “Company”) appointed D.F. King & Co., Inc. to serve as the exchange agent (“D.F. King” or the “Exchange Agent”) in connection with the Company’s offer to exchange (the “exchange offer”):

(i)

up to $650.0 million aggregate principal amount of registered 8.625% Senior Secured Notes due 2029 (the “Secured Exchange Notes”) for any and all of the Company’s $650.0 million aggregate principal amount of unregistered 8.625% Senior Secured Notes due 2029 that were issued in a private placement on April 18, 2024 (the “Secured Original Notes”); and

(ii)

up to $625.0 million aggregate principal amount of registered 10.250% Senior Notes due 2031 (the “Unsecured Exchange Notes” and, together with the Secured Exchange Notes, the “Exchange Notes”) for any and all of the Company’s $625.0 million aggregate principal amount of unregistered 10.250% Senior Notes due 2031 that were issued in a private placement on April 18, 2024 (the “Unsecured Original Notes” and, together with the Secured Original Notes, the “Original Notes”).

The terms and conditions of the exchange offer are set forth in the Company’s prospectus, dated June 14, 2024 (as amended or supplemented from time to time, the “Prospectus”), which forms a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 31, 2024 and declared effective on June 13, 2024.

Copies of the letter of transmittal (the “Letter of Transmittal”) and the notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), reflecting D.F. King as Exchange Agent and made available to holders of the Original Notes in connection with the exchange offer, are filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

All references to the “exchange agent” in the Prospectus shall refer to D.F. King. The information in the Prospectus under the section titled “The Exchange Offer—The Exchange Agent” is amended and restated as set forth below to reflect D.F. King as the Exchange Agent in connection with the exchange offer:

“The Exchange Agent

D.F. King & Co., Inc. has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

By Overnight Courier or Hand Delivery:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

By E-mail: geo@dfking.com

The method of delivery of the Original Notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Original Notes should be sent directly to us.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.”

This Current Report on Form 8-K does not constitute an offer to exchange or a solicitation of an offer to exchange the Original Notes for the Exchange Notes. The exchange offer will be made only pursuant to the Prospectus and the related Letter of Transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Section 9 Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter of Transmittal.

99.2	Notice of Guaranteed Delivery.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

June 27, 2024	By:	/s/ Shayn P. March
Date		Shayn P. March
Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer
(Principal Financial Officer)

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